U.S. SECURITIES AND EXCHNAGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 7, 2001

                       THE CYBER GROUP NETWORK CORPORATION
             (Exact name of registrant as specified in its chapter)

                                     NEVADA
             (State or Jurisdiction of incorporation or origination)

                                    000-28153
                            (Commission File Number)

                                   33-0901534
                     (I.R.S. Employer Identification Number)

     720 E. Carnegie Dr. Suite 200, San Bernardino, CA         92408
       (Address of principal executive offices)              (Zip Code)

                 Registrant's telephone number:  (909) 890-9769


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Item  5.  Other  Events


(a)  Reverse  Split  of  Common  Stock

     Our Board of Directors has approved a reverse 1:15 common stock split effective at the close of business on November 23, 2001. There are currently 222,499,306 pre-reverse split of common stock shares outstanding. After the reverse split, there will be approximately 14,833,288 new shares of post-reverse common stock outstanding, and fractional shares will be rounded up after the reverse split.

(b)  New  Stock  Trading  Symbol

     We have been informed by the Over-the-Counter Bulletin Board (OTCBB) of NASDAQ, that, as a result of the reverse 1:15 split of our common stock, we will have a new trading symbol beginning at the opening business on Monday, November 26, 2001. Our new stock trading symbol will be CGNK.

(c)  Termination  of  WMD  Holding  Group,  Inc.  Stock  Purchase  Agreement

     Effective November 7, 2001, the Stock Purchase Agreement (the "Agreement") that we had previously entered into with WMD Holding Group, Inc. ("WMD") was terminated by mutual agreement of the parties. The Agreement had terms and conditions  to  closing  which  did  not  occur  and there was no closing of the
Agreement. We did not issue any of our shares of common stock to WMD's shareholders, and we did not receive any shares of WMD from its shareholders.
Specifically, we and the WMD shareholders did not execute or deliver a Registration Rights Agreement, nor did we or WMD tender or deliver shares of stock to each other, nor did we file a registration statement as required by the Agreement. The termination of the Agreement was formalized in the Agreement To Terminate.


Item  7.  Financial  Statements  and  Exhibits

(a)  Financial  Statements

          None.

(b)  Exhibits

     10.1      Agreement  to  Terminate


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                                    SIGNATURE

     Pursuant  to  the  requirements  of  Sections 13 or 15(d) of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.


                                           THE  CYBER  GROUP NETWORK CORPORATION

DATED:  November  12,  2001                ----------------------------
                                           By:  /s/  Gregory  D.  Evans
                                           Gregory  D.  Evans
                                           Chief  Executive  Officer


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